UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2013

LKA Gold Incorporated
 (Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-17106 (Commission File Number)	91-1428250 (IRS Employer I.D. No.)

3724  47th Street Ct.  N.W.
Gig Harbor, Washington  98335
 (Address of principal executive offices)

(253) 851-7486
(Registrant’s telephone number)

LKA International,  Inc.
(Former name and/or address if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

LKA Gold Incorporated (OTCQB: LKAID temporary) announced that its project geologist has reason to believe that the existing Golden Wonder workings may be just a small piece of a much larger gold bearing structure.

According to LKA's Project Geologist, Rauno Perttu , "The fact that high-grade gold was discovered at the boiling zone elevation on both sides of the canyon that separates the Golden Fleece from the Golden Wonder, and these are the only two exposures of the boiling zone, strongly suggests that gold mineralization occurs semi-continuously along the boiling zone elevation within the northeast-trending ore structure for several miles. I postulate that the boiling zone below the surface contains additional ore bodies, possibly several. The very high grade, multi-ounce per ton nature of the Golden Wonder ore means that new ore bodies, of even limited size, can contain large volumes of gold, possibly much more than the 144,000 ounces produced at the Golden Wonder to date. Telluride systems, such as the Golden Wonder, can be up to multi-million ounce in ultimate size."

Investors and interested parties are encouraged to assess the full context of Mr. Perttu's observations which are contained in a brief report that will be posted on LKA's website: www.lkagold.com. Excerpts from reports written by other highly respected geologists are also contained on the site.

About the Golden Wonder Exploration Program Gold enriched vein material is extracted as part of an exploration program designed to determine the width, depth, and lateral extent of the Golden Wonder deposit. Following the Golden Wonder's highly enriched vein system employing exploratory drilling and mining strategies has proven the most effective and cost efficient means of locating commercial ore bodies.  Since exploration commenced in 2009, LKA's has shipped bulk ore samples containing more than 2,942 ounces of gold resulting in net ore sales of $3.3 million. Average ore grades during this exploration program have exceeded 1.52 ounces (43 grams) per ton. Previous commercial production from the Golden Wonder exceeded 134,000 ounces at an average ore grade of 16.01 ounces (453.87 grams) gold per ton. Investors are cautioned that additional exploration is required and a commercially viable ore reserve has yet to be established. There can be no assurance that the current exploration program will be successful.

Safe Harbor Statement

LKA's plans to resume/expand Golden Wonder production are subject to a number of conditions including, but not limited to, favorable geology, successful exploration efforts, favorable financing terms/availability, permits, gold prices, market conditions, etc. Mining and related activities are inherently high-risk endeavors and there can be no assurance that LKA will be successful.  This current report on Form 8-K contains certain forward-looking statements. Statements contained in this current report that are not purely historical are considered forward-looking. When used in this current report, the words "plan", "target", "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward looking statements include, without limitation, the statements regarding LKA Gold Incorporated's future plans for exploration and/or production, future expenses and costs, future liquidity and capital resources, and estimates of ore, ore grades and mineralized material.  All forward-looking statements in this current report are based upon information available to LKA Gold Incorporated on the date of this press release and the Company assumes no obligation to update any such statements. Forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company's reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                LKA Gold Incorporated
Date:  April 1, 2013

                                                                By: /s/ Kye A. Abraham
                                                                      Kye A. Abraham, President